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                       T. ROWE PRICE FIXED INCOME SERIES, INC.

                                  POWER OF ATTORNEY



               RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, George J. Collins, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.





























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               IN WITNESS WHEREOF, the Corporation has caused these
          presents to be signed by its President and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.


                                    T. ROWE PRICE FIXED INCOME SERIES, INC.

                                            /s/George J. Collins
                                        By:_____________________________
                                            George J. Collins, Chairman of
                                            the Board

          April 23, 1996

          Attest:

          /s/Lenora V. Hornung
          _________________________
          Lenora V. Hornung, Secretary


                                (Signatures Continued)









































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          /s/George J. Collins     Chairman of the Board
          ___________________      (Principal Executive     April 23, 1996
          George J. Collins        Officer)

          /s/Carmen F. Deyesu      Treasurer (Principal
          ___________________      Financial Officer)       April 23, 1996
          Carmen F. Deyesu

          /s/Robert P. Black
          ___________________      Director                 April 23, 1996
          Robert P. Black

          /s/Calvin W. Burnett
          ___________________      Director                 April 23, 1996
          Calvin W. Burnett

          /s/Anthony W. Deering
          ___________________      Director                 April 23, 1996
          Anthony W. Deering

          /s/F. Pierce Linaweaver
          ___________________      Director                 April 23, 1996
          F. Pierce Linaweaver

          /s/James S. Riepe
          ___________________      Vice President and       April 23, 1996
          James S. Riepe           Director

          /s/John G. Schreiber
          ___________________      Director                 April 23, 1996
          John G. Schreiber

          /s/Peter Van Dyke
          ___________________      President                April 23, 1996
          Peter Van Dyke